EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Advanced Environmental Recycling Technologies, Inc. on Form S-8 of our report, dated March 22, 2004, included in the Annual Report on Form 10-K of Advanced Environmental Recycling Technologies, Inc. for the year ended December 31, 2003. We also consent to the reference to our firm under the heading “Experts,” in such Prospectus, which is part of this Registration Statement.

/s/ Tullius Taylor Sartain & Sartain LLP

Fayetteville, Arkansas
November 12, 2004